EXHIBIT 99.1

FOR IMMEDIATE RELEASE

UNITED INSURANCE HOLDINGS CORP. REPORTS 2008 THIRD QUARTER FINANCIAL RESULTS

St. Petersburg, FL – November 17, 2008 – United Insurance Holdings Corp. (OTCBB: UIHC; UIHCW; UIHCU) (“United” or the “Company”), an underwriter of homeowners and selected small business insurance in the State of Florida, today announced unaudited financial results for its third quarter and nine-months ended September 30, 2008 (see attached tables).

United’s CEO, Don Cronin stated, “The last several months have been a landmark period in our Company’s history, as we completed our merger with FMG Acquisition Corp. and became a publicly traded company. We believe that United is well-positioned and capitalized to safely expand operations and is well equipped to handle potential adverse weather events.”

Mr. Cronin continued, “Though our third quarter was affected by a number of factors surrounding our industry, we were very pleased with our net income and growth. We are proud of the organic growth that we continue to generate. This is the result of having a team of dedicated employees that manages a completely integrated insurance company, including sales, underwriting, policyholder service and claims. We have strong relationships with top vendors in all aspects of our operations and have strong distribution channels with independent agents and other marketing partnerships. We believe that we have the right management team in place to carry out all of our business goals and look forward to our future with confidence.”

Nick Griffin, United’s CFO added, “Gross written premiums were $106.8 million and income before taxes was $30.7 million for the nine months ended September 30, 2008, despite incurring $3.6 million in losses from Tropical Storm Fay. We are also pleased with our conservative investment strategy, which has served us well during the market volatility that has existed this year. In addition, following the third quarter, we assumed 4,103 policies with an in-force premium of $6.3 million from Citizens Property Insurance Corporation. Although we were granted the authority in August to remove up to 75,000 policies, the Company remains disciplined in assuming only those policies that meet our specific underwriting standards and plans to continue to assume such policies that may be available in the future.”

2008 Third Quarter Financial Results

The Company filed its quarterly results on Form 10-Q on Friday, November 14, 2008, and encourages all investors to read the filing for a thorough review of the United’s business and financial results for the three and nine-month periods. United plans to commence conducting quarterly conference calls beginning with the reporting of its 2008 year-end financial results.

Gross written premium increased $1.3 million, or 3.8%, to $36.2 million for the three months ended September 30, 2008, compared to $34.9 million for the three months ended September 30, 2007. However, gross written premium decreased $10.9 million, or 9.1% for the nine months ended September 30, 2008, compared to $117.8 million for the nine months ended September 30, 2007.

The Company’s gross written premiums were affected by certain factors. Specifically, there was a decrease in policies written in the Tri-County area (Dade, Broward and Palm Beach Counties) and an increase in policies written in other locations in Florida that have lower average written premium. In addition, in the fourth quarter of 2007, the OIR implemented new wind mitigation credits (to be applied to all companies’ policies) that also reduced the average premium during the three months ended September 30, 2008, compared to the

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November 17, 2008

same period in the prior year. These factors combined to decrease the average premium rate per policy to $1,784 at September 30, 2008, compared to $2,368 at September 30, 2007.

Loss and loss adjustment expenses (“LAE”) are a significant expense for the Company and represents actual and estimated future payments on behalf of its policyholders, including expenses required to settle claims and losses. For the third quarter of 2008, losses and LAE were $12.5 million, compared to $7.6 million for the three months ended September 30, 2007. The increase is primarily attributable to a larger policy base and $3.6 million of incurred loss and LAE related to claims resulting from Tropical Storm Fay.

Net income for the three months ended September 30, 2008 was $8.8 million, or $0.75 per diluted share, compared to net income of $11.0 million, or $0.94 per diluted share, for the three months ended September 30, 2007. Net income for the nine months ended September 30, 2008 was $26.6 million, or $2.26 per diluted share, compared to net income of $31.7 million, or $2.70 per diluted share, for the nine months ended September 30, 2007. Following the consummation of the merger with FMG Acquisition Corp., United had 10,548,932 shares of common stock outstanding and 7,077,375 warrants to purchase common stock (each with a strike price of $6.00) issued and outstanding. The Company also included pro forma computation of its net income, which takes into account conversion of certain subsidiaries into C-Corporations for income tax purposes.

Balance Sheet Highlights

As of September 30, 2008, United’s cash and cash equivalents were $34.7 million; total investments were $122.7 million; and stockholders’ equity of $34.9 million.

About United Insurance Holdings Corp.

Founded in 1999, United Property and Casualty Insurance Company, a subsidiary of United Insurance Holdings Corp., underwrites homeowners insurance and selected small business insurance in the state of Florida. From its headquarters in St. Petersburg, United’s team of dedicated employees manages a completely integrated insurance company, including sales, underwriting, policyholder service and claims. The Company distributes its homeowners, dwelling fire, flood and garage liability products through over 200 agency groups and conducts business through three wholly-owned subsidiaries. Homeowners insurance constitutes the majority of United’s premiums and policies.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about United. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of United or United’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Please refer to the documents filed by United Insurance Holdings Corp. with the SEC, specifically the most recent report on Form 10-Q, and our registration statement on Form S-4, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements. The information set forth herein should be read in light of such risks. United assumes no obligation to update the information contained in this press release.

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CONTACT:	-OR-	INVESTOR RELATIONS:
United Insurance Holdings Corp.		The Equity Group Inc.
Nick Griffin		Adam Prior
Chief Financial Officer		Vice President
(727) 895-7737 / ngriffin@upcic.com		(212) 836-9606 / aprior@equityny.com

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Condensed Consolidated Statements of Operations

(Unaudited)

In thousands, except share and per share amounts

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
REVENUE:
Gross premiums written	$36,200	$34,885	$106,808	$117,797
Gross premiums ceded	(2,936)	4,351	(56,501)	(57,544)

Net premiums written	33,264	39,236	50,307	60,253
Decrease (increase) in net unearned premiums	(13,175)	(14,798)	10,067	1,946

Net premiums earned	20,089	24,438	60,374	62,199
Net investment income	1,695	2,028	5,049	5,936
Net realized investment gains (losses)	278	(84)	1,156	(87)
Commission and fees	732	722	2,030	2,088
Policy assumption bonus	2,159	902	6,442	11,575
Other revenue	1,039	995	2,331	2,657

Total revenue	25,992	29,001	77,382	84,368

EXPENSES:
Losses and loss adjustment expenses	12,500	7,610	24,974	18,451
Policy acquisition costs	4,388	5,031	13,178	13,051
Operating and underwriting expenses	1,637	1,479	4,538	4,688
Salaries and wages	805	590	2,335	1,807
General and administrative expenses	(82)	563	2,296	1,979
Interest expense	497	1,142	1,963	5,364

Total expenses	19,745	16,415	49,284	45,340

Income before other income (expenses)	6,247	12,586	28,098	39,028
OTHER INCOME (EXPENSES):
Other income	2,564	—	2,564	—

Total other income (expenses)	2,564	—	2,564	—

Income before income taxes	8,811	12,586	30,662	39,028
Provision (benefit) for income taxes	(67)	1,550	4,092	7,285

Net income	$8,878	$11,036	$26,570	$31,743

Weighted average shares outstanding
Basic	10,548,932	10,548,932	10,548,932	10,548,932

Diluted	11,830,069	11,775,088	11,782,273	11,775,088

Earnings per share
Basic	$0.84	$1.05	$2.52	$3.01

Diluted	$0.75	$0.94	$2.26	$2.70

PRO FORMA COMPUTATION RELATED TO CONVERSION OF CERTAIN SUBSIDIARIES TO C-CORPORATIONS FOR INCOME TAX PURPOSES:
Historical income before income taxes	$8,811	$12,586	$30,662	$39,028
Pro forma provision for income taxes	3,399	4,855	11,828	15,055

Pro forma net income	$5,412	$7,731	$18,834	$23,973

Pro forma earnings per share
Basic	$0.51	$0.73	$1.79	$2.27

Diluted	$0.46	$0.66	$1.60	$2.04

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Condensed Consolidated Balance Sheets

(Unaudited)

In thousands, except share and par value amounts

	September 30,	December 31,
	2008	2007
ASSETS
Investments available for sale, at fair value:
Fixed maturities (amortized cost of $102,045 and $105,508, respectively)	$100,670	$107,410
Equity securities (cost of $14,391 and $6,782, respectively)	11,732	6,072
Short-term investments (cost of $10,300 and $300, respectively)	10,300	300

Total investments	122,702	113,782

Cash and equivalents	34,667	56,852
Premiums receivable, net of allowances for credit losses of $165 and $160, respectively	12,163	9,966
Reinsurance recoverable	14,003	16,816
Prepaid reinsurance premiums	38,900	26,345
Deferred policy acquisition costs	8,421	7,547
Property and equipment at cost, net of accumulated depreciation and amortization of $271 and $221, respectively	295	108
Deferred tax assets, net	5,588	4,733
Other assets	5,986	6,277

Total Assets	$242,725	$242,426

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$37,166	$36,005
Unearned premiums	75,539	73,051
Reinsurance payable	30,661	10,852
Accrued tax distribution payable	7,290	9,227
Advance premiums	3,325	2,396
Accounts payable and accrued expenses	11,828	13,858
Current portion of notes payable	4,327	11,000
Shares subject to mandatory redemption	—	2,564
Income taxes payable	2	2,303
Other liabilities	811	2,238
Long-term notes payable	36,879	32,833

Total Liabilities	207,828	196,327

Commitments and contingencies (Note 10)
Stockholders’ Equity:
Preferred Stock, $0.0001 par value; 1,000 shares authorized; none issued or outstanding for 2008 and 2007	—	—
Common Stock, $0.0001 par value; 50,000 shares authorized; 10,549 issued and outstanding for 2008 and 2007	1	1
Additional Paid-in capital	—	7,463
Accumulated other comprehensive income (loss)	(2,516)	744
Retained earnings	37,412	37,891

Total Stockholders’ Equity	34,897	46,099

Total Liabilities and Stockholders’ Equity	$242,725	$242,426